[19] Republic Of China                        [12] Public Bulletin of Invention (A)

[11] Publication Number: 200603822

[43] Publication Number: February 1st, 2006

[51] Int. Cl.7: A61K35/78, A61K31/4255, A61K31/661, A61P35/00

________________________________________________________________________

[54] Title of invention: Quaternary Chelidonine Dervatives

[21] Application Number: 093122315          [22] Application Date: July 26th , 2004

[72] Inventor: WASSIL NOWICKY

[71] Applicant: LIN SHIH-HUANG

             1/F No 14, 993# 4th Wen Xin Road, Bei Tun District, Taizhong.